EXHIBIT 10.17.6

Henan Rural Credit Cooperatives

Maximum Mortgage Agreement

No.090 (2008) of Maximum Mortgage Agreement of Rural Credit Cooperatives

Lender: Xiangyang Credit Union of Zhengzhou Rural Credit Cooperatives

Borrower: Henan Gerui Composite Material Stock Co., Ltd.

Mortgagor: 1、Henan Jingfa Properties Co., Ltd.

             2、________________________________

In pursuance to the relevant laws and regulations of the State, Lender, Borrower and Mortgagor hereby entered this Contract after consideration of the foregoing and the mutual covenants and conditions contained herein:

Article I In pursuance to the need of the Borrower and the capability of the Lender, from April 24, 2008 to April 22, 2009, the Lender shall release a maximum loan with an amount not exceeding Renminbi three million eight hundred thousand Yuan to the Borrower. Within this time limit and the maximum loan limit, the Mortgage procedure shall not be processed for every transaction.

Article II Within the aforementioned time limit, the final due date of every loan shall not exceed the aforementioned expiration date. The amount, purpose, time limit, and interest rate shall be determined by the loan note. The loan note shall be an integral part of this Contract and shall have the same legal force.

Article III Mortgage Guarantee:

(I) The Mortgagor is willing to take a property with an appraisal value of eight million two hundred twenty-five thousand and nine hundred Yuan (see Mortgage list for details) in which the Mortgagor has the disposal right and uses it as Mortgage for the Borrower.

(II) The scope of Mortgage guarantee includes the principle and interests of the loan and the costs of actualizing the creditor’s rights;

(III) The effectiveness of Mortgage and accessory objects, accessory right, and yield of Mortgage

(IV) The mortgage period shall commence from the day of mortgage until all the debts included in the guarantee scope have been fully repaid;

(V) The mortgage properties in the Mortgage list shall be kept and utilized by the Mortgagor during the mortgage period. Moreover, the Mortgagor shall be responsible for the maintenance and preservation of the Mortgage. The certificate of proof of ownership of the Mortgage shall be kept by the mortgagee;

(VI) The Mortgages listed under the Mortgage list shall not be included in the scope of bankruptcy. The portion exceeding the principle and interests of the loan and all the relevant costs may be included in the scope of bankruptcy.

Article IV Promise of Borrower

(I) The principle and interests of the loan must be paid timely;

(II) The loan must be utilized according to the stated purpose;

(III) The actual balance sheet and income statement and information of all the bank accounts and account balances must be provided to the Lender monthly;

(IV) The inspection and supervision from the Lender regarding the utilization of the loan and activities of production, operation, and financial affairs must be accepted;

(V) Where change in legal representative, address of legal entity, address of operation, and registered capital has occurred, the Lender shall be promptly notified;

(VI) Where a change in operation system has occurred, such as contractual operation, lease, merger, separation, restructuring, or external investment, the Lender must be informed in advance, and the debt and the repayment measures must be secured.

Article V Promise of Mortgagor

(I) The Mortgagor shall have the disposal right regarding the Mortgage listed in this Contract. In case that a property with a lease is mortgaged, the mortgagee shall be notified in writing.

(II) The safety and completeness of the Mortgage shall be assured, and the necessary cost for the maintenance and preservation of the Mortgage shall be borne by the Mortgagor;

(III) The Mortgage shall be insured. During the mortgage period, the Lender shall be the first beneficiary of the insurance. The insurance policy shall be kept by the Lender. The Mortgagor shall be responsible to renew the insurance policy upon expiration of the insurance policy of the Mortgage. Where a loss of the Mortgage has occurred during the insurance period, the Mortgagor shall use the insurance compensation to repay the corresponding amount of the principle and interests of the loan first. Should the compensation fail to fully repay the corresponding principle and interest of the loan, the Mortgagor shall be responsible to compensate the amount or provide additional Mortgage;

(IV) Where the Mortgage is damaged, lost, or devalued as result of other factors during the mortgage period, the Mortgagor shall be responsible to restore the value of the Mortgage within 30 days or provide the guarantee equivalent to the reduced value;

(V) The Mortgagor must receive an approval from the Lender when transferring the Mortgage with compensation during the mortgage period. Regarding the fund received from the transfer of the Mortgage, the procedure of deposit and withdrawal of the fund shall be handled with the mortgagee or the creditor’s right shall be repaid to the mortgagee in advance;

(VI) The inspection and supervision of the Mortgage by the Lender shall be accepted.

Article VI Promise of Lender

(I) The loan shall be timely and sufficiently provided to the Borrower;

(II) The certificate of proof of ownership of the Mortgage shall be properly stored and returned immediately upon settlement of the principle and interests of the loan;

(III) No additional costs outside of the contract shall be collected from the Borrower;

(IV) The information provided by the Borrower shall be kept confidential.

Article VII Where the Borrower cannot timely repay the loan due to special circumstance, the Borrower may, after assuring that the procedure of the relevant Mortgage guarantee has been processed, submit an extension application to the Lender with ten days in advance before the expiration of the loan. The repayment of loan can only be delayed after approval from the Lender and the signing of the extension agreement. However, the interest rate of the loan shall be determined according to the level of the accumulative time limit of the loan.

Article VIII Responsibility of Breach of Contract

(I) Breach of Contract by Borrower

1. Where the Borrower fails to timely repay the principle of the loan without approval of extension of loan, an interest with 0.43575‰per day shall be collected starting from the day of delay

2. Where the Borrower fails to timely pay the interest of loan, compound interest shall be collected according to the relevant provisions.

3. Where the Borrower fails to use the loan according to the purpose stated in the Contract, an interest with 0.529125‰ per day shall be charged for the amount and period in breach.

4. Where the Borrower violates the content of Paragraph (III) to (VI) of Article IV of this Contract, the Lender shall have the right to stop releasing the remaining loan amount stated in this Contract and to recover the loan in advance.

(II) Breach of Contract by Lender

1. Where the Lender fails to timely and sufficiently provide the loan to the Borrower, a penalty of 0.43575‰ per day based on the amount in breach and the number of days of delay shall be paid to the Borrower.

2. Where the certificate of proof of ownership of the Mortgage is lost, the Lender shall be responsible to handle the necessary registration procedure at the relevant departments until the certificate of proof of ownership has been re-issued. The cost shall be borne by the Lender.

3. The Lender shall have the right to refuse when violation of Paragraph (III) of Article VI has occurred and lodge a complaint to the People’s Bank of China when violation of paragraph (iv) has occurred.

(III) Breach of Contract by Mortgagor

Where the Mortgagor violates any content of the terms stipulated under Article V of this Contract causing the Lender to suffer loss as a result of failure of actualizing the mortgage right, the Mortgagor shall bear the compensation responsibility

Article IX The Lender may directly deduct the loan amount from the account of the Borrower upon expiration of the loan or in accordance with the terms stipulated under Article VIII of this Contract regarding early recovery of loan.

Article X The Borrower or the Mortgagor shall be responsible for handling the registration procedure. All the necessary authentication, appraisal, and registration costs shall be borne by the Borrower.

Article XI Other Agreed Matters

1.

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Article XII All disputes shall be governed by the local People’s Court of the lender.

Article XIII Any matter not discussed in this Contract shall be handled in accordance with the relevant laws and regulations of the State and the relevant provisions on Mortgage loans of bank.

Article XIV This Contract shall come into force upon signing and affix of seal by all parties and after the Mortgage has been legally enacted.

Article XV This Contract is made out in three original copies with the Borrower, the Lender, and the Mortgagor holding one copy each.

Borrower

Borrower: Henan Gerui Composite Material Stock Co., Ltd.  (Signature/Seal)

Address: Shuanghu Economic Development Zone

Legal Representative: Mingwang Lu         (Signature/Seal)
(Authorized Representative)
4100001005404
2000.12.31 – 2025.12.1
Name of Credit Union (Bank) & Account Number:
Xiangyang Credit Union 8550060096064

Lender Lender: Xiangyang Credit Union of Zhengzhou Rural Credit Cooperatives (Signature/Seal) Legal Representative: Mingkun Li (Signature/Seal) Handling Person: Lei Cao (Signature/Seal)
Mortgagor

Mortgagor: Henan Jingfa Properties Co., Ltd.
(Signature/Seal)

Address:

Legal Representative: Baijun Tian
(Signature/Seal)
(Authorized Representative)

Name of Credit Union (Bank) & Account Number:     4100001005158
(Signature/Seal)
2000.6.14 – 2008.8.14

Contract Date: April 21, 2008

Contract Location: Xiangyang Credit Union

Attachments of Contract:     1. List of Mortgage

                                                          2.

Supervised by Henan Credit Union